Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Masonite International Corporation:

•Registration Statement (Form S-8 No. 333-191105) pertaining to the 2012 Equity Incentive Plan and the 2009 Equity Incentive Plan,

•Registration Statement (Form S-8 No. 333-196894) pertaining to the 2014 Employee Stock Purchase Plan,

•Registration Statement (Form S-8 No. 333-229873) pertaining to the 2012 Equity Incentive Plan, and;

•Registration Statement (Form S-8 No. 333-256325) pertaining to the 2021 Omnibus Equity Incentive Plan of our reports dated February 29, 2024, with respect to the consolidated financial statements of Masonite International Corporation and the effectiveness of internal control over financial reporting of Masonite International Corporation included in this Annual Report (Form 10-K) of Masonite International Corporation for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Tampa, Florida
February 29, 2024